AGREEMENT AND PLAN OF MERGER

                             BETWEEN

                    FIRST CHARTER CORPORATION

                               AND

                          BANK OF UNION






                       September 13, 1995






                        TABLE OF CONTENTS

                                                             PAGE

                            ARTICLE I

                       CERTAIN DEFINITIONS. . . . . . . . . .   1

1.01 Certain Definitions. . . . . . . . . . . . . . . . . . .   1

                           ARTICLE II

               THE MERGER AND RELATED TRANSACTIONS. . . . . .   7

2.01  Merger. . . . . . . . . . . . . . . . . . . . . . . . .   7
2.02  Time and Place of Closing . . . . . . . . . . . . . . .   8
2.03  Effective Time. . . . . . . . . . . . . . . . . . . . .   8
2.04  Reservation of Right to Revise Transaction; Further
     Actions. . . . . . . . . . . . . . . . . . . . . . . . .   8
2.05  Execution of Stock Option Agreement . . . . . . . . . .   9

                           ARTICLE III

                   MANNER OF CONVERTING SHARES. . . . . . . .  10

3.01  Conversion. . . . . . . . . . . . . . . . . . . . . . .  10
3.02  Anti-Dilution Provisions. . . . . . . . . . . . . . . .  11

                           ARTICLE IV

                       EXCHANGE OF SHARES . . . . . . . . . .  12

4.01  Exchange Procedures . . . . . . . . . . . . . . . . . .  12
4.02  Voting and Dividends. . . . . . . . . . . . . . . . . .  12

                            ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF UNION. . . . .  14

5.01  Organization, Standing, and Authority . . . . . . . . .  14
5.02  Union Capital Stock . . . . . . . . . . . . . . . . . .  14
5.03  Subsidiaries. . . . . . . . . . . . . . . . . . . . . .  15
5.04  Authorization of Merger and Related Transactions. . . .  16
5.05  Securities Reporting Documents and Financial
     Statements . . . . . . . . . . . . . . . . . . . . . . .  17
5.06  Absence of Undisclosed Liabilities. . . . . . . . . . .  17
5.07  Tax Matters . . . . . . . . . . . . . . . . . . . . . .  18
5.08  Allowance for Loan Losses . . . . . . . . . . . . . . .  18
5.09  Other Tax and Regulatory Matters. . . . . . . . . . . .  19
5.10  Properties. . . . . . . . . . . . . . . . . . . . . . .  19
5.11  Compliance with Laws. . . . . . . . . . . . . . . . . .  19
5.12  Employee Benefit Plans. . . . . . . . . . . . . . . . .  20
5.13  Commitments and Contracts . . . . . . . . . . . . . . .  22

5.14  Material Contract Defaults. . . . . . . . . . . . . . .  22
5.15  Legal Proceedings . . . . . . . . . . . . . . . . . . .  23
5.16  Absence of Certain Changes or Events. . . . . . . . . .  23
5.17  Regulatory Reports. . . . . . . . . . . . . . . . . . .  23
5.18  Statements True and Correct . . . . . . . . . . . . . .  23
5.19  Insurance . . . . . . . . . . . . . . . . . . . . . . .  24
5.20  Labor . . . . . . . . . . . . . . . . . . . . . . . . .  24
5.21  Material Interests of Certain Persons . . . . . . . . .  24
5.22  Registration Obligations. . . . . . . . . . . . . . . .  25
5.23  Brokers and Finders . . . . . . . . . . . . . . . . . .  25
5.24  State Takeover Laws . . . . . . . . . . . . . . . . . .  25
5.25  Environmental Matters . . . . . . . . . . . . . . . . .  25
5.26  Ownership of Shares.. . . . . . . . . . . . . . . . . .  26
5.27  Insurance of Deposits.. . . . . . . . . . . . . . . . .  26

                           ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF FIRST CHARTER. . .  27

6.01  Organization, Standing and Authority. . . . . . . . . .  27
6.02  First Charter Capital Stock.. . . . . . . . . . . . . .  27
6.03  Authorization of Merger and Related Transactions. . . .  27
6.04  Financial Statements. . . . . . . . . . . . . . . . . .  28
6.05  First Charter SEC Reports . . . . . . . . . . . . . . .  29
6.06  Statements True and Correct . . . . . . . . . . . . . .  29
6.07  Capital Stock . . . . . . . . . . . . . . . . . . . . .  29
6.08  Tax and Regulatory Matters. . . . . . . . . . . . . . .  29
6.09  Litigation. . . . . . . . . . . . . . . . . . . . . . .  30
6.10  Brokers and Finders . . . . . . . . . . . . . . . . . .  30
6.11  Environmental Matters . . . . . . . . . . . . . . . . .  30

                           ARTICLE VII

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME . .  31

7.01  Conduct of Business Prior to the Effective Time . . . .  31
7.02  Forbearances. . . . . . . . . . . . . . . . . . . . . .  31

                          ARTICLE VIII

                      ADDITIONAL AGREEMENTS . . . . . . . . .  34

8.01  Access and Information. . . . . . . . . . . . . . . . .  34
8.02  Registration Statement. . . . . . . . . . . . . . . . .  35
8.03  Shareholder Approvals . . . . . . . . . . . . . . . . .  35
8.04  Press Releases. . . . . . . . . . . . . . . . . . . . .  36
8.05  Notice of Defaults. . . . . . . . . . . . . . . . . . .  36
8.06  Miscellaneous Agreements and Consents; Affiliates
     Agreements . . . . . . . . . . . . . . . . . . . . . . .  36
8.07  Conversion of Stock Options . . . . . . . . . . . . . .  37
8.08  Certain Change of Control Matters . . . . . . . . . . .  37

8.09  Certain Actions . . . . . . . . . . . . . . . . . . . .  38
8.10  Acquisition Proposals . . . . . . . . . . . . . . . . .  38
8.11  Pooling Opinion . . . . . . . . . . . . . . . . . . . .  38
8.12  Fairness Opinions . . . . . . . . . . . . . . . . . . .  38
8.13  Employment Arrangements.. . . . . . . . . . . . . . . .  39
8.14  Insurance Continuation. . . . . . . . . . . . . . . . .  39

                           ARTICLE IX

                           CONDITIONS . . . . . . . . . . . .  40

9.01  Conditions to Each Party's Obligation to Effect the
     Merger . . . . . . . . . . . . . . . . . . . . . . . . .  40
9.02  Conditions to Obligations of Union to Effect the
     Merger . . . . . . . . . . . . . . . . . . . . . . . . .  40
9.03  Conditions to Obligations of First Charter to Effect
     the Merger . . . . . . . . . . . . . . . . . . . . . . .  41

                            ARTICLE X

                           TERMINATION. . . . . . . . . . . .  43

10.01  Termination. . . . . . . . . . . . . . . . . . . . . .  43
10.02  Effect of Termination. . . . . . . . . . . . . . . . .  44
10.03  Non-Survival of Representations, Warranties and
     Covenants Following the Effective Time . . . . . . . . .  44

                           ARTICLE XI

                       GENERAL PROVISIONS . . . . . . . . . .  45

11.01  Expenses . . . . . . . . . . . . . . . . . . . . . . .  45
11.02  Entire Agreement . . . . . . . . . . . . . . . . . . .  45
11.03  Amendments . . . . . . . . . . . . . . . . . . . . . .  45
11.04  Waivers. . . . . . . . . . . . . . . . . . . . . . . .  45
11.05  No Assignment. . . . . . . . . . . . . . . . . . . . .  45
11.06  Notices. . . . . . . . . . . . . . . . . . . . . . . .  46
11.07  Specific Performance . . . . . . . . . . . . . . . . .  46
11.08  Arbitration. . . . . . . . . . . . . . . . . . . . . .  46
11.09  Governing Law. . . . . . . . . . . . . . . . . . . . .  47
11.10  Counterparts . . . . . . . . . . . . . . . . . . . . .  47
11.11  Captions . . . . . . . . . . . . . . . . . . . . . . .  47
11.12  Severability.. . . . . . . . . . . . . . . . . . . . .  47

                  AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of September 13, 1995, between FIRST CHARTER CORPORATION
("First Charter"), a North Carolina corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and BANK OF UNION, a North Carolina state-chartered commercial bank ("Union"). Capitalized terms not otherwise defined herein shall have the meanings ascribed in ARTICLE I.

                       W I T N E S S E T H:

     WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, First Charter will acquire Union through the merger of a newly formed, wholly owned banking subsidiary (the "Interim Bank") of First Charter with and into Union, or by such other means as provided for herein (the "Merger"); and

     WHEREAS, the respective Boards of Directors of First Charter and Union have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have approved the transactions described herein; and

     WHEREAS, First Charter and Union desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement;

     WHEREAS, immediately after the execution and delivery of this Agreement, as a condition and inducement to First Charter's willingness to enter into this Agreement, Union and First Charter are entering into a Stock Option Agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which Union is granting to First Charter an option to purchase shares of Union Common Stock.

     NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:

                            ARTICLE I

                       CERTAIN DEFINITIONS

     1.01 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Acquisition Proposal" shall have the meaning set forth in SECTION 8.10.

          "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

          "Agreement" shall have the meaning set forth in the introduction to this Agreement.

          "Allowance" shall have the meaning set forth in SECTION
     5.08.

          "Approvals" shall mean any and all permits, consents, authorizations and approvals of any governmental or regulatory authority or of any other third person necessary to give effect to the transactions contemplated by this Agreement or necessary to consummate the Merger.

          "Authorizations" shall have the meaning set forth in
     SECTION 5.01.

          "Average Price" shall have the meaning set forth in
     SECTION 10.01.

          "BHCA" shall have the meaning set forth in the introduction to this Agreement.

          "Closing" shall have the meaning set forth in SECTION
     2.02.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

          "Commission" shall mean the North Carolina State
     Banking Commission.

          "Condition" shall have the meaning set forth in SECTION
     5.01.

          "Effective Time" shall have the meaning set forth in
     SECTION 2.03.

          "Employee" shall mean any current or former employee, officer or director, independent contractor or retiree of Union or its Subsidiaries and any dependent or spouse thereof.

          "Environmental Law" shall have the meaning set forth in
     SECTION 5.25.

          "ERISA" shall have the meaning set forth in
     SECTION 5.12.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Agent" shall have the meaning set forth in
     SECTION 3.01(D).

          "Exchange Ratio" shall mean three quarters (0.75) of a share of First Charter Common Stock for each share of Union
     Common Stock.

          "Fair Market Value" shall mean, with respect to the First Charter Common Stock, the closing price per share as reported by the NASDAQ National Market or, if not included in the NASDAQ National Market, the average of the high and low closing bid quotations with respect to such stock as reported by the NASDAQ Stock Market, or any similar quotation system then in use.

          "FDIC" shall mean the Federal Deposit Insurance
     Corporation.

          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System and any Federal
     Reserve Bank.

          "First Charter" shall have the meaning set forth in the introduction to this Agreement.

          "First Charter Common Stock" shall mean the common stock, $5 par value, of First Charter.

          "First Charter Financial Statements" shall have the meaning set forth in SECTION 6.04.

          "First Charter SEC Documents" shall have the meaning set forth in SECTION 6.04.

          "First Charter Shareholders' Meeting" shall have the meaning set forth in SECTION 5.18.

          "GAAP" shall mean generally accepted accounting principles in the United States.

          "Interim Bank" shall have the meaning set forth in the recitals to this Agreement.

          "Joint Proxy Statement" shall have the meaning set forth in SECTION 5.18.

          "Liens" shall have the meaning set forth in
     SECTION 5.03.

          "Material Adverse Effect" shall have the meaning set forth in SECTION 5.01.

          "Merger" shall have the meaning set forth in the recitals to this Agreement.

          "Merger Consideration" shall mean the combination of
     (i) First Charter Common Stock and (ii) cash in lieu of fractional shares to be issued by First Charter in the Merger.

          "NASDAQ" means the National Association of Securities
     Dealers Automated Quotation System.

          "OCC" shall mean the Office of the Comptroller of the Currency.

          "Person" or "person" shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Registration Statement" shall have the meaning set forth in SECTION 5.18.

          "Regulatory Agreement" shall have the meaning set forth in SECTION 5.11(B).

          "Regulatory Authorities" shall have the meaning set forth in SECTION 5.11(B).

          "Regulatory Reports" shall have the meaning set forth in SECTION 5.17.

          "Remedies Exception" shall mean bankruptcy, insolvency, reorganization, moratorium and similar laws.

          "SEC" shall mean the Securities and Exchange
     Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Securities Laws" shall have the meaning set forth in
     SECTION 5.04(C).

          "Securities Reporting Documents" shall have the meaning set forth in SECTION 5.05.

          "Stock Option Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "Subsidiary" shall mean, in the case of either First Charter or Union, any corporation, association or other entity in which it owns or controls, directly or indirectly, 25% or more of the outstanding voting securities or 25% or more of the total equity interest; provided, however, that the term shall not include any such entity in which such voting securities or equity interest is owned or controlled in a fiduciary capacity, without sole voting power, or was acquired in securing or collecting a debt previously contracted in good faith.

          "Surviving Bank" shall have the meaning set forth in
     SECTION 2.01.

          "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including, without limitation, any interest, penalties or additions thereto.

          "Taxable Period" shall mean any period prescribed by any governmental authority, including, but not limited to, the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

          "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes, including, without limitation, any return of an affiliated or combined or unitary group that includes Union or its Subsidiary.

          "Union" shall have the meaning set forth in the introduction to this Agreement.

          "Union Benefit Plan" shall have the meaning set forth in SECTION 5.12(A).

          "Union Common Stock" shall mean the common stock, par value $1.25 per share, of Union.

          "Union Disclosure Schedule" shall mean that document containing the written detailed information prepared by Union and delivered by Union to First Charter which appropriately cross-references each Section of the Agreement to which that Section of the Union Disclosure Schedule applies.

          "Union ERISA Plan" shall have the meaning set forth in
     SECTION 5.12(A).

          "Union Financial Statements" shall have the meaning set forth in SECTION 5.05.

          "Union Options" shall have the meaning set forth in
     SECTION 8.07(A).

          "Union Shareholders' Meeting" shall have the meaning set forth in SECTION 5.18.

          "Union Stock Plan" shall have the meaning set forth in
     SECTION 5.12.

                           ARTICLE II

               THE MERGER AND RELATED TRANSACTIONS

     2.01  Merger.

          (a) First Charter shall cause the Interim Bank to be formed as an interim or de novo bank under the banking laws of North Carolina and as a wholly-owned subsidiary of First Charter, which bank shall have its principal place of business located in Concord, North Carolina or another city in North Carolina designated by First Charter. The Interim Bank shall have capitalization and surplus as may be required by applicable law in order to effect the Merger. Upon organization of the Interim Bank, First Charter shall cause the Board of Directors of the Interim Bank (i) to approve this Agreement and the transactions contemplated hereunder and (ii) to authorize and direct an officer of the Interim Bank to execute and deliver this Agreement.

          (b) Subject to the terms and conditions of this Agreement, at the Effective Time of the Merger, the Interim Bank shall be merged with and into Union in accordance with the provisions of the North Carolina General Statutes and with the effect provided therein. The separate corporate existence of the Interim Bank shall thereupon cease, and Union shall be the surviving bank in the Merger (the "Surviving Bank") and shall continue to be governed by the banking laws of the North Carolina.

          (c) The name of the Surviving Bank shall continue to be "Bank of Union". The Articles of Incorporation and
     Bylaws of the Surviving Bank shall continue in effect until amended as provided by law.

          (d) All assets of the Interim Bank as they exist at the Effective Time of the Merger shall pass to and vest in the Surviving Bank without any conveyance or other transfer.

     The Surviving Bank shall be responsible and liable for all of the liabilities of every kind and description of each of the merging banks existing as of the Effective Time of the Merger.

          (e) The business of the Surviving Bank after the Merger shall continue to be that of a North Carolina state banking corporation and shall continue to be conducted at its main office located in Monroe, North Carolina and at its legally established branches.

          (f) At the Effective Time, the Surviving Bank will have capitalization, surplus and undivided profits as may be required by applicable law to effect the Merger.

          (g)  Following the effectiveness of the Merger,

               (1)  the following two individuals shall be
          elected to the membership of the Board of Directors of
          Union:

               Lawrence M. Kimbrough; and
               J. Roy Davis, Jr.

               (2)  the following four individuals shall be
          elected to the membership of the Board of Directors of First Charter:

               H. Clark Goodwin
               James B. Fincher
               Dr. Jerry E. McGee
               Frank H. Hawfield, Jr.

          In addition, Mr. Goodwin will become a member of the Executive Committee of the First Charter Board of
          Directors.

      2.02 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of counsel to First Charter in Charlotte, North Carolina at 10:00 A.M. on the date that the Effective Time occurs, or at such other time, and at such place, as may be mutually agreed upon by First Charter and Union.

      2.03 Effective Time. The effective time of the Merger (the "Effective Time") shall occur on the date and at the time specified in Articles of Merger to be filed with the North Carolina Secretary of State following approval of the Merger by the Commission. Unless otherwise agreed by the parties hereto, the Effective Time shall occur on or promptly after the first business day following the last to occur of (i) the expiration of all required waiting periods following the date of the order of the Federal Reserve Board approving the Merger pursuant to the BHCA, the date of the order of the FDIC approving the Merger pursuant to the Bank Merger Act or the date of the order of the Commission approving the Merger pursuant to the North Carolina General Statutes, as applicable, (ii) the effective date of the last order, approval, or exemption of any other federal or state regulatory agency approving or exempting the Merger if such action is required, (iii) the expiration of all required waiting periods after the filing of all notices to all federal or state regulatory agencies required for consummation of the Merger, and
(iv) the date on which the shareholders of Union and First Charter have each approved this Agreement, in each case as contemplated hereby.

      2.04  Reservation of Right to Revise Transaction; Further
Actions.

          (a) First Charter may at any time change the method of effecting the acquisition of Union by First Charter (including, without limitation, the provisions as set forth in ARTICLE III) if and to the extent that it deems such a change to be desirable; provided, however, that no such change shall (A) alter or change the amount or the kind of the consideration to be received by the holders of Union Common Stock as provided for in this Agreement; (B) adversely affect the tax treatment to Union shareholders as a result of receiving the consideration (in the opinion of First Charter's tax counsel); (C) take the form of an asset purchase agreement; (D) effect an acquisition in which Union shall not continue to operate as a separate banking corporation immediately following the Effective Time; or (E) alter or change the employment arrangements described in
     SECTION 8.13.

          (b) To facilitate the Merger and the acquisition, each of the parties will execute such additional agreements and documents and take such other actions as First Charter determines necessary or appropriate.

      2.05 Execution of Stock Option Agreement. Immediately after the execution of this Agreement and as a condition thereto, Union is executing and delivering to First Charter the Stock
Option Agreement.

                           ARTICLE III

                   MANNER OF CONVERTING SHARES

      3.01  Conversion.

          (a) Subject to the provisions of this ARTICLE III and of ARTICLE I, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

                    (i)  Each of the shares of capital stock of
          the Interim Bank issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, ipso facto, at the Effective Time, and without any action on the part of First Charter or the Interim Bank, be converted into and exchanged for one share of common stock of Union, and thereafter the certificates representing shares of the Interim Bank shall be cancelled;

                    (ii) Each of the shares of Union Common Stock held by First Charter or any of its wholly owned Subsidiaries or Union or its wholly owned Subsidiaries immediately prior to the Effective Time, other than shares held by First Charter or Union or any of their respective wholly owned Subsidiaries in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor; and

                    (iii)     Each other share of Union Common
          Stock issued and outstanding immediately prior to the Effective Time shall, ipso facto, at the Effective Time, and without any action on the part of the holders thereof, be converted into and become the right to receive a fractional number of shares of First Charter Common Stock equal to the Exchange Ratio.

          (b)  Each Union Option outstanding as of the Effective
               Time shall be treated in accordance with the provisions of SECTION 8.07.

          (c)  Notwithstanding any other provision of this
     Agreement:

                    (i)  Each holder of shares of Union Common
          Stock exchanged pursuant to the Merger, or of options to purchase shares of Union Common Stock, who would otherwise have been entitled to receive a fraction of a share of First Charter Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of First Charter Common Stock multiplied by the Fair Market Value of one share of First Charter Common Stock on the last business day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share; and

                    (ii) No shares of First Charter Common Stock shall be issued with respect to the conversion of any shares of Union Common Stock held by a shareholder who shall have taken action necessary to allow such shareholder to make a claim to be paid the value of such shareholder's shares in cash under applicable laws providing appraisal rights to dissenting shareholders, unless and until such time as any such rights are waived.

          (d) At the Effective Time, the stock transfer books of Union shall be closed as to holders of Union Common Stock immediately prior to the Effective Time and no transfer of Union Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with
     ARTICLE IV of this Agreement to the exchange agent, which shall be selected by First Charter (the "Exchange Agent"), such certificates shall be canceled and exchanged for certificates representing the number of whole shares of First Charter Common Stock and a check representing the amount of cash in lieu of fractional shares, if any, into which the Union Common Stock or Union Option represented thereby was converted in the Merger. Notwithstanding any other provision of this Agreement, neither First Charter, the Surviving Bank nor the Exchange Agent shall be liable to a holder of Union Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

      3.02 Anti-Dilution Provisions. The Exchange Ratio shall be adjusted appropriately to reflect any stock dividends, splits, recapitalizations or other similar transactions with respect to the First Charter Common Stock where the record date of such transaction occurs prior to the Effective Time.

                           ARTICLE IV

                       EXCHANGE OF SHARES

      4.01 Exchange Procedures. Before or promptly after the Effective Time, First Charter and Union shall cause the Exchange Agent to mail appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Union Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to the former shareholders of Union. After the Effective Time, each holder of shares of Union Common Stock issued and outstanding at the Effective Time (other than shares to be canceled pursuant to SECTION 3.01(A)(II) or shares as to which rights of appraisal as described in SECTION 3.01(C)(II) have been perfected) shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly executed, to the Exchange Agent and promptly upon surrender shall receive in exchange therefor the consideration provided in SECTION 3.01 of this Agreement, together with all declared but unpaid dividends in respect of such shares following the Effective Time. The certificate or certificates for Union Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. To the extent provided by SECTION 3.01(C), each holder of shares of Union Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of First Charter Common Stock to which such holder would otherwise be entitled. First Charter shall not be obligated to deliver the consideration to which any former holder of Union Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of Union Common Stock for exchange as provided in this ARTICLE IV. In addition, certificates surrendered for exchange by any person constituting an "affiliate" of Union for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of First Charter Common Stock until First Charter has received a written agreement from such person as provided in SECTION 8.06. If any certificate for shares of First Charter Common Stock, or any check representing cash or declared but unpaid dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

      4.02 Voting and Dividends. Former shareholders of record of Union shall be entitled to vote after the Effective Time at any meeting of First Charter shareholders the number of whole shares of First Charter Common Stock into which their respective shares of Union Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Union Common Stock for certificates representing First Charter Common Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of
SECTION 4.01, each certificate theretofore representing shares of Union Common Stock (other than shares to be canceled pursuant to SECTION 3.01) shall from and after the Effective Time represent for all purposes only the right to receive shares of First Charter Common Stock and cash, as set forth in this Agreement.
No dividend or other distribution payable to the holders of record of First Charter Common Stock, at or as of any time after the Effective Time, shall be paid to the holder of any certificate representing shares of Union Common Stock issued and outstanding at the Effective Time until such holder physically surrenders such certificate for exchange as provided in SECTION 4.01, promptly after which time all such dividends or distributions shall be paid (without interest).

                            ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF UNION

      Union represents and warrants to First Charter, subject to such exceptions and limitations as are set forth below or in the Union Disclosure Schedule, as follows:

      5.01 Organization, Standing, and Authority. Union is a commercial banking corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Union is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect on the financial condition, results of operations or business (the "Condition") of Union and its Subsidiaries on a consolidated basis or on the ability of Union to consummate the transactions contemplated hereby (a "Material Adverse Effect"). Union has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and to execute and deliver this Agreement and perform the terms of this Agreement. Union has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses (collectively, "Authorizations") necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect. Union does not operate a trust department or engage in any trust activities.

      5.02  Union Capital Stock.

          (a) The authorized capital stock of Union consists of 6,000,000 shares of Union Common Stock, and there are no other classes of authorized capital stock. As of the date hereof, there are outstanding 2,192,270 shares of Union Common Stock. At June 30, 1995, Union had stated capital of $2,740,337, additional paid-in capital of $5,061,579 and retained earnings of $3,328,289. All of the issued and outstanding shares of Union Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable (except to the extent assessable under applicable North Carolina banking law). None of the outstanding shares of the Union Common Stock has been issued in violation of any preemptive rights or any provision of Union's Articles of Incorporation. As of the date hereof, Union has reserved 100,626 shares of Union Common Stock for issuance under the Union Options, and no other shares of capital stock have been reserved for issuance for any other purpose.

          (b) Except as set forth in SECTION 5.02(B) OF THE UNION DISCLOSURE SCHEDULE, there are no shares of capital stock or other equity securities of Union outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Union or contracts, commitments, understandings or arrangements by which Union is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.
     There are no contracts, commitments, understandings or arrangements by which Union or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of Union, and there are no agreements, understandings or commitments relating to the right of Union to vote or to dispose of such shares.

          (c)  Except as set forth in SECTION 5.02(C) OF THE
     UNION DISCLOSURE SCHEDULE, there are no securities required to be issued by Union under any Union Stock Plan, dividend reinvestment or similar plan.

      5.03 Subsidiaries. SECTION 5.03 OF THE UNION DISCLOSURE SCHEDULE contains a complete list of Union's subsidiaries, and their respective jurisdictions of incorporation. Except as set forth in SECTION 5.03 OF THE UNION DISCLOSURE SCHEDULE, Union owns no stock or other equity interest in any corporation, partnership or other entity. All of the outstanding securities of each Subsidiary are owned by Union, and no equity securities are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each Subsidiary are fully paid and nonassessable and are owned free and clear of any claim, lien, pledge or encumbrance of whatsoever kind ("Liens"). Each Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect, (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted and (iv) has in effect all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which Authorizations, individually or in the aggregate, would have a Material Adverse Effect. SECTION
5.03 OF THE DISCLOSURE SCHEDULE contains a true and accurate description of the business activities of all Subsidiaries.

      5.04  Authorization of Merger and Related Transactions.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Union, including approval of the Merger by its Board of Directors, subject to the approval of the shareholders of Union with respect to the Merger to the extent required by applicable law. This Agreement, subject to any requisite shareholder approval hereof with respect to the Merger, represents a valid and legally binding obligation of Union, enforceable against Union in accordance with its terms, except as such enforcement may be limited by the Remedies Exception.

          (b) Except as set forth in SECTION 5.04(B) OF THE UNION DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement by Union, nor the consummation by Union of the transactions contemplated hereby nor compliance by Union with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Union's Articles of Incorporation or bylaws, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of any of Union or its Subsidiaries pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, in any such event, have a Material Adverse Effect, or (iii) subject to receipt of the requisite approvals referred to in SECTIONS 9.01(A) and 9.01(B) of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Union or its Subsidiaries or any of their properties or assets.

          (c) Other than (i) in connection or compliance with the provisions of applicable state corporate and securities laws, the Securities Act, the Exchange Act, and the rules and regulations of the SEC or the FDIC promulgated thereunder (the "Securities Laws"), and (ii) consents, authorizations, approvals or exemptions required from the Federal Reserve Board, the FDIC, or the Commission, no notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority is necessary for the consummation by Union of the Merger and the other transactions contemplated in this Agreement.

      5.05 Securities Reporting Documents and Financial Statements. Union (i) has delivered to First Charter true and complete copies of the consolidated balance sheets and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes and schedules) of Union and its consolidated Subsidiaries as of and for the periods ended June 30, 1995 and December 31, 1994 included in a quarterly report on Form F-4 or an annual report on Form F-2, as the case may be, filed by Union pursuant to the Securities Laws, and (ii) has furnished First Charter with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Union with the FDIC from and after January 1, 1992 (each a "Securities Reporting Document"), which are all the documents (other than preliminary material) that Union was required to file with the FDIC since such date and all of which complied when filed in all material respects with all applicable laws and regulations, and (iii) will deliver to First Charter promptly upon the filing thereof with the FDIC copies of the consolidated balance sheets and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes and schedules) included in any Securities Reporting Documents filed subsequent to the date hereof (clauses (i) and (iii), collectively, the "Union Financial Statements"). The Union Financial Statements (as of the dates thereof and for the periods covered thereby) (A) are or will be in accordance with the books and records of Union and its Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, and
(B) present or will present fairly the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Union and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP consistently applied except as disclosed, subject in the case of interim financial statements to normal recurring year-end adjustments and except for the absence of certain footnote information in the unaudited statements. Union has delivered to First Charter (i) copies of all management letters prepared by Coopers & Lybrand (and any predecessor thereto) delivered to Union since January 1, 1992 and (ii) copies of audited balance sheets and related statements of income, changes in shareholders' equity and cash flows for any Subsidiary of Union since January 1, 1992 for which a separate audit has been performed.

      5.06 Absence of Undisclosed Liabilities. Except as set forth in SECTION 5.06 OF THE UNION DISCLOSURE SCHEDULE, neither Union nor any of its Subsidiaries has any obligations or liabilities (contingent or otherwise), except obligations and liabilities (i) which are fully accrued or reserved against in the consolidated balance sheet of Union and its Subsidiaries as of December 31, 1994 included in the Union Financial Statements or reflected in the notes thereto, or (ii) which are immaterial and were incurred after December 31, 1994 in the ordinary course of business consistent with past practice.

      5.07  Tax Matters.  Except as set forth in SECTION 5.07 OF
THE UNION DISCLOSURE SCHEDULE:

          (a) All Tax Returns required to be filed by or on behalf of Union or any of its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted and have not expired, for periods ending on or before December 31, 1994, and all such Tax Returns filed are complete and accurate in all material respects.

          (b)  All Taxes which have become due have been paid.

          (c) There is no audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes. All Taxes due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.

          (d) Union has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

          (e) Adequate provision for any Taxes due or to become due for Union and any of its Subsidiaries for any period or periods through and including June 30, 1995, has been made and is reflected on the June 30, 1995 financial statements included in the Union Financial Statements. Deferred Taxes of Union and its Subsidiaries have been provided for in the Union Financial Statements in accordance with GAAP, applied on a consistent basis.

          (f) Union and its Subsidiaries have collected and withheld all Taxes which they have been required to collect or withhold and have timely submitted all such collected and withheld amounts to the appropriate authorities. Union and its Subsidiaries are in compliance with the back-up withholding and information reporting requirements under (1) the Code, and (2) any state, local or foreign laws, and the rules and regulations, thereunder.

          (g) Neither Union nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

      5.08 Allowance for Loan Losses. The allowance for loan losses (the "Allowance") shown on the consolidated balance sheet of Union and its Subsidiaries as of June 30, 1995 included in the Union Financial Statements is, and the Allowance shown on the consolidated balance sheet of Union and its Subsidiaries as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of Union and its Subsidiaries; other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Union and its Subsidiaries; and the off balance sheet exposures of Union and its Subsidiaries.

      5.09 Other Tax and Regulatory Matters. Neither Union nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in SECTION 9.01(B).

      5.10 Properties. Except as disclosed in any Securities Reporting Document filed since December 31, 1994 and prior to the date hereof, Union and its Subsidiaries have good and marketable title, free and clear of all Liens, to all their properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Union Financial Statements as being owned by Union and its Subsidiaries as of the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by any of Union or its Subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to the Remedies Exception. All of Union's and Union's Subsidiaries' equipment in regular use has been well maintained and is in good serviceable condition, reasonable wear and tear excepted.

      5.11  Compliance with Laws.

          (a) Except as set forth in SECTION 5.11 OF THE UNION DISCLOSURE SCHEDULE, each of Union and its Subsidiaries is in compliance with all laws, rules, regulations, policies, guidelines, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, and with its internal policies and procedures, except for failures to comply which will not result in a Material Adverse Effect.

          (b) Except as set forth in SECTION 5.11 OF THE UNION DISCLOSURE SCHEDULE, neither Union nor any of its Subsidiaries has received any notification or communication from any agency or department of any federal, state or local government, including but not limited to the Federal Reserve Board, the FDIC, the Commission, the SEC and the staffs thereof (collectively, the "Regulatory Authorities") (i) asserting that any of Union or its Subsidiaries is not in substantial compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Condition of Union and its Subsidiaries on a consolidated basis, (iii) requiring or threatening to require Union or any of its Subsidiaries, or indicating that Union or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit, in any manner the operations of Union or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of Union or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").

          (c) Neither Union nor any of its Subsidiaries has at any time consented to or entered into any Regulatory
     Agreement.

          (d) Neither Union nor any of its Subsidiaries is required to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

      5.12  Employee Benefit Plans.

          (a) Union has delivered or made available to First Charter prior to the execution of this Agreement true and complete copies (or, in the case of bonus or other incentive plans, summaries thereof and financial data with respect thereto) of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted by, maintained by, sponsored in whole or in part by, or contributed to by Union or any of its Subsidiaries or any affiliate thereof for the benefit of any Employee or under which any Employee is eligible to participate and under which Union or any of its Subsidiaries could have any liability, contingent or otherwise (collectively, the "Union Benefit Plans"). Any of the Union Benefit Plans which is an "employee pension benefit plan," as that term is defined in
     Section 3(2) of ERISA, is referred to herein as a "Union ERISA Plan." Any of the Union Benefit Plans pursuant to which Union is or may become obligated to, or obligated to cause any of its Subsidiaries or any other Person to, issue, deliver or sell shares of capital stock of Union or any of its Subsidiaries, or grant, extend or enter into any option, warrant, call, right, commitment or agreement to issue, deliver or sell shares, or any other interest in respect of capital stock of Union or any of its Subsidiaries, is referred to herein as a "Union Stock Plan." No Union Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. Union has set forth in
     SECTION 5.12(A) OF THE UNION DISCLOSURE SCHEDULE (i) a list of all of the Union Benefit Plans, (ii) a list of Union Benefit Plans that are Union ERISA Plans, (iii) a list of Union Benefit Plans that are Union Stock Plans and (iv) a list of the number of shares covered by, exercise prices for, and holders of, all stock options granted and available for grant under the Union Stock Plans.

          (b) All Union Benefit Plans are in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could reasonably be expected to result in a Material Adverse Effect.

          (c) All liabilities under any Union Benefit Plan are fully accrued or reserved against in the Union Financial Statements in accordance with GAAP applied on a consistent basis. No Union ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

          (d) Neither Union nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Union Benefit Plan or otherwise, except as set forth in
     SECTION 5.12(D) OF THE UNION DISCLOSURE SCHEDULE. There are no restrictions on the rights of Union or its Subsidiaries to amend or terminate any such Union Benefit Plan without incurring any material liability thereunder, except for such restrictions as would not have a Material Adverse Effect.

          (e) Except as set forth in SECTION 5.12(E) OF THE UNION DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, golden parachute or otherwise) becoming due to any Employees under any Union Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Union Benefit Plan or
     (iii) result in any acceleration of the time of payment or vesting of any such benefits.

      5.13  Commitments and Contracts.  Except as set forth in
SECTION 5.13 OF THE UNION DISCLOSURE SCHEDULE, neither Union nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

          (a) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any Employees, including in any such person's capacity as a consultant (other than those which are terminable at will without penalty by Union or such Subsidiary);

          (b) any labor contract or agreement with any labor union;

          (c) any contract not made in the usual, regular and ordinary course of business containing non-competition covenants which limit the ability of Union or any of its Subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which Union or its Subsidiaries may carry on its business (other than as may be required by law or applicable Regulatory Authorities);

          (d) any other contract or agreement which is material to the Condition of Union or involves money or other property with a value in excess of $100,000;

          (e) any real property lease with annual rental payments aggregating $1,000 or more;

          (f) any employment or other contract requiring the payment of additional amounts as "change of control" payments as a result of transactions contemplated by this Agreement;

          (g) any agreement with respect to (i) the acquisition of the assets or stock of another financial institution or
     (ii) the sale of one or more bank branches; or

          (h) any agreement or arrangement which involves hedging, options or any similar trading activity or interest rate exchanges or swaps or other derivative contracts.

      5.14 Material Contract Defaults. Neither Union nor any of its Subsidiaries is, or has received any notice or has any knowledge that any party is, in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which Union or any of its Subsidiaries is a party or by which Union or any of its Subsidiaries or the assets, business or operations thereof may be bound or affected or under which it or its respective assets, business or operations receives benefits, except for those defaults which would not have, individually or in the aggregate, a Material Adverse Effect; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

      5.15  Legal Proceedings.  Except as set forth in SECTION
5.15 OF THE UNION DISCLOSURE SCHEDULE, there are no actions, suits, proceedings or investigations instituted or pending or, to the best knowledge of Union's management, threatened against Union or any of its Subsidiaries, or against any property, asset, interest or right of any of them, that might reasonably be expected to result in a judgment in excess of $25,000 or that might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement. Neither Union nor any of its Subsidiaries is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect, or, except as referred to in SECTION 5.04(C), might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement.

      5.16  Absence of Certain Changes or Events.  Since
December 31, 1994, except (i) as disclosed in any Securities Reporting Document filed since December 31, 1994 and prior to the date hereof or (ii) as set forth in SECTION 5.16 OF THE UNION DISCLOSURE SCHEDULE, neither Union nor any of its Subsidiaries has (A) incurred any material liability, (B) suffered any material adverse change in its Condition, (C) failed to operate its business consistent in all material respects with past practice or (D) changed any accounting practices.

      5.17 Regulatory Reports. Since January 1, 1992, Union and each of its Subsidiaries have filed on a timely basis all reports and statements, together with all amendments required to be made with respect thereto (collectively, "Regulatory Reports"), that were required to be filed with (i) the FDIC, including, without limitation, all Forms F-2, F-3, F-4 and F-5, (ii) the Federal Reserve Board, (iii) the Commission, and (iv) any other applicable state securities or banking authorities. No Securities Reporting Document contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

      5.18 Statements True and Correct. None of the information supplied or to be supplied by Union for inclusion in the registration statement on Form S-4, or other appropriate form, to be filed with the SEC by First Charter under the Securities Act in connection with the transactions contemplated by this Agreement (the "Registration Statement"), or the joint proxy statement to be used by Union and First Charter to solicit any required approval of their respective shareholders as contemplated by this Agreement (the "Joint Proxy Statement") will, in the case of the Joint Proxy Statement, when it is first mailed to the shareholders of Union or First Charter, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of the shareholders of either First Charter (the "First Charter Shareholders' Meeting") or Union (the "Union Shareholders' Meeting"), each to be held pursuant to SECTION 8.03 of this Agreement, including any adjournments thereof, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Union Shareholders' Meeting or the First Charter Shareholders' Meeting. All documents that Union is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws. The information which is set forth in the Union Disclosure Schedule by Union for the purposes of this Agreement is true and accurate in all material respects.

      5.19 Insurance. Union and each of its Subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability (including directors and officers liability insurance) and other insurance maintained with respect to the assets or businesses of Union and its Subsidiaries provide adequate coverage against all pending or threatened claims, and the fidelity bonds in effect as to which any of Union or any of its Subsidiaries is a named insured are sufficient for their purpose.

      5.20 Labor. No work stoppage involving Union or its Subsidiaries is pending or, to the best knowledge of Union's management, threatened. Neither Union nor any of its Subsidiaries is involved in, or, to the best knowledge of Union's management, threatened with or affected by, any labor or other employment-related dispute, arbitration, lawsuit or administrative proceeding. Employees of Union and its Subsidiaries are not represented by any labor union, and, to the best knowledge of Union's management, no labor union is attempting to organize employees of Union or any of its Subsidiaries.

      5.21 Material Interests of Certain Persons. Except as disclosed in Union's Proxy Statement for its 1995 Annual Meeting of Shareholders or as set forth in SECTION 5.21 OF THE UNION DISCLOSURE SCHEDULE, no executive officer or director of Union, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such executive officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Union or any of its Subsidiaries.

      5.22 Registration Obligations. Neither Union nor any of its Subsidiaries is under any obligation, contingent or otherwise, currently in effect or which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

      5.23  Brokers and Finders.  Except as set forth in SECTION
5.23 OF THE UNION DISCLOSURE SCHEDULE, neither Union nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Union or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

      5.24 State Takeover Laws. Union has taken all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

      5.25 Environmental Matters. To Union's best knowledge, neither Union, any of its Subsidiaries, nor any properties owned or operated by Union or any of its Subsidiaries or held as collateral by Union or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the best knowledge of Union's management, threatened relating to any properties owned or operated by Union or any of its Subsidiaries under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

      5.26 Ownership of Shares. To the best knowledge of Union, no individual, corporation, partnership, association or other entity owns, directly or indirectly, more than five percent (5%) of the shares of Union Common Stock.

      5.27 Insurance of Deposits. The deposits of Union are insured by the Bank Insurance Fund of the FDIC; all premiums due such fund been paid in full in a timely fashion and, to the best of its knowledge, Union is in material compliance with the applicable regulations and requirements of such agency.

                           ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF FIRST CHARTER

      First Charter represents and warrants to Union as follows:

      6.01 Organization, Standing and Authority. First Charter is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. First Charter National Bank ("FCNB") is a national banking association duly organized, validly existing and in good standing under the national banking laws. Each of First Charter and FCNB is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect on the Condition of First Charter and its Subsidiaries taken as a whole.

Each of First Charter and FCNB has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and in the case of First Charter, to execute and deliver this Agreement and perform the terms of this Agreement. First Charter is duly registered as a bank holding company under the BHCA.
Each of First Charter and FCNB has in effect all Authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis.

      6.02 First Charter Capital Stock. The authorized capital stock of First Charter consists of 10,000,000 shares of First Charter Common Stock. At June 30, 1995, there were outstanding approximately 4,643,641 shares of First Charter Common Stock. All of the issued and outstanding shares of First Charter Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable.

      6.03  Authorization of Merger and Related Transactions.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First Charter, including approval of the Merger and the issuance of First Charter Common Stock in connection therewith by its Board of Directors, subject to the approval of the shareholders of First Charter with respect to the Merger to the extent required by applicable law. This Agreement, subject to any requisite shareholder approval hereof with respect to the Merger, represents a valid and legally binding obligation of First Charter, enforceable against First Charter in accordance with its terms, except as such enforcement may be limited by the Remedies Exception.

          (b) Neither the execution and delivery of this Agreement by First Charter, nor the consummation by First Charter of the transactions contemplated hereby nor compliance by First Charter with any of the provisions hereof will (i) conflict with or result in a breach of any provision of First Charter's Articles of Incorporation or bylaws, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of any of First Charter or its Subsidiaries pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, in any such event, have a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis or the ability of First Charter to consummate the transactions contemplated hereby, or (iii) subject to receipt of the requisite approvals referred to in SECTION
     9.01 of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to First Charter or any of its Subsidiaries or any of their properties or assets.

      6.04 Financial Statements. First Charter (i) has delivered to Union copies of the consolidated balance sheets and the related consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows (including related notes and schedules) of First Charter and its consolidated Subsidiaries as of and for the periods ended June 30, 1995 and December 31, 1994 included in a quarterly report filed on Form 10-Q or an annual report filed on Form 10-K, as the case may be, filed by First Charter pursuant to the Securities Laws (each, a "First Charter SEC Document"), and (ii) until the Closing will deliver to Union promptly upon the filing thereof with the SEC copies of the consolidated balance sheets and related consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows (including related notes and schedules) included in any First Charter SEC Documents filed subsequent to the execution of this Agreement (clauses (i) and (ii), collectively, the "First Charter Financial Statements"). The First Charter Financial Statements (as of the dates thereof and for the periods covered thereby) (A) are or will be in accordance with the books and records of First Charter and its Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, and (B) present or will present fairly the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of First Charter and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments and except for the absence of certain footnote information in the unaudited statements.

      6.05 First Charter SEC Reports. Since January 1, 1992, First Charter has filed on a timely basis all reports and statements, together with all amendments required to be made with respect thereto, that it is required to file with the SEC. No First Charter SEC Document with respect to periods beginning on or after January 1, 1992 and until the Closing contained or will contain any information that was false or misleading with respect to any material fact or omitted or will omit to state any material fact necessary in order to make the statements therein not misleading.

      6.06 Statements True and Correct. None of the information supplied or to be supplied by First Charter for inclusion in the Registration Statement or the Joint Proxy Statement will, in the case of the Joint Proxy Statement, when it is first mailed to the shareholders of First Charter or Union, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of either the First Charter Shareholders' Meeting or the Union Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the First Charter Shareholders' Meeting or the Union Shareholders' Meeting. All documents that First Charter is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws.

      6.07  Capital Stock.  At the Effective Time, the First
Charter Common Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

      6.08 Tax and Regulatory Matters. Neither First Charter nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in SECTION 9.01(B).

      6.09 Litigation. There are no judicial proceedings of any kind or nature pending or, to the knowledge of First Charter, threatened against First Charter before any court or arbitral tribunal or before or by any governmental department, agency or instrumentality involving the validity of the First Charter Common Stock or the transactions contemplated by this Agreement.

      6.10 Brokers and Finders. Except as previously disclosed to Union, neither First Charter nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for First Charter or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

      6.11 Environmental Matters. To First Charter's best knowledge, neither First Charter, any of its Subsidiaries, nor any properties owned or operated by First Charter or any of its Subsidiaries or held as collateral by First Charter or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the best knowledge of First Charter's management, threatened relating to any properties owned or operated by First Charter or any of its Subsidiaries under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis.

                          ARTICLE VII

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

      7.01 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Union shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and (ii) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

      7.02 Forbearances. During the period from the date of this Agreement to the Effective Time, Union shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of First Charter (and Union shall provide First Charter with prompt notice of any events referred to in this SECTION 7.02 occurring after the date hereof):

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness, it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than in the ordinary course of business consistent with past practice;

          (b) adjust, split, combine or reclassify any capital stock or otherwise make any change with respect to its authorized capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or issue any additional shares of capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except pursuant to the exercise of Union Options outstanding as of the date hereof and pursuant to the Stock Option Agreement;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person;

          (d) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

          (e) enter into or terminate any contract or agreement involving annual payments in excess of $1,000 and which cannot be terminated without penalty upon 30 days notice, or make any change in, or extension of, any of its leases or contracts involving annual payments in excess of $1,000 and which cannot be terminated without penalty upon 30 days notice;

          (f) increase or modify in any manner the compensation or fringe benefits of any of its Employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such Employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any Employee or accelerate the vesting of any stock options or other stock-based compensation; provided the foregoing shall not prevent the continued accrual and payment in the ordinary course of benefits under the existing cash incentive bonus plan for key employees of Union in accordance with the terms of such plan; and provided further, that Union may put in effect regularly scheduled salary increases which are either
     (i) approved in advance by First Charter or (ii) consistent with the budgets for Union which have been approved by First Charter;

          (g) take any action, or refrain from taking any action, that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section
     368 of the Code or from qualifying for pooling-of-interests accounting treatment;

          (h) settle any claim, action or proceeding involving the payment of money damages in excess of an amount which, together with all other claims, actions or proceedings previously settled, exceeds $20,000;

          (i)  amend its Articles of Incorporation or its bylaws;

          (j) fail to maintain its Regulatory Agreements, material licenses and permits or to file in a timely fashion all federal, state, local and foreign tax returns;

          (k) make any capital expenditures of more than $10,000 individually or $25,000 in the aggregate;

          (l) fail to maintain each Union Benefit Plan or timely make all contributions or accruals required thereunder in accordance with GAAP applied on a consistent basis; or

          (m) agree to, or make any commitment to, take any of the actions prohibited by this SECTION 7.02.



                          ARTICLE VIII

                      ADDITIONAL AGREEMENTS

      8.01  Access and Information.

          (a) During the period from the date of this Agreement through the Effective Time:

               (i) Union shall, and shall cause its Subsidiaries to, afford First Charter, and its accountants, counsel and other representatives, full access during normal business hours to the properties, books, contracts, tax returns, commitments and records of Union and its Subsidiaries at any time, and from time to time, for the purpose of conducting any review or investigation reasonably related to the Merger, and Union and its Subsidiaries will cooperate fully with all such reviews and investigations.

               (ii) First Charter shall afford Union and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, contracts, tax returns, commitments and records of First Charter and its Subsidiaries at any time and from time to time, for the purpose of conducting any review or investigation reasonably related to the Merger, and First Charter and its Subsidiaries will cooperate fully with all such reviews and investigations.

          (b) During the period from the date of this Agreement through the Effective Time, Union shall furnish to First Charter (i) all Regulatory Reports referred to in SECTION
     5.17 promptly upon the filing thereof, (ii) a copy of each Tax Return filed by it and (iii) monthly and other interim financial statements in the form prepared by Union for its internal use. During this period, Union also shall notify First Charter promptly of any material change in the Condition of Union or any of its Subsidiaries.

          (c)  Notwithstanding the foregoing provisions of this
     SECTION 8.01, no investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein, and each such representation and warranty shall survive such investigation.

          (d) Each of First Charter and Union agrees that it will keep confidential any information furnished to it by the other in connection with the transactions contemplated by this Agreement, except to the extent that such information (i) was already known to First Charter or Union, as the case may be, and was received from a source other than the other party or any of its respective Subsidiaries, directors, officers, employees or agents, (ii) thereafter was lawfully obtained from another source, or (iii) is required to be disclosed to the SEC, the OCC, the Federal Reserve Board, FDIC, the Commission or any other governmental agency or authority, or is otherwise required to be disclosed by law. Each of First Charter and Union agrees not to use such information, and to implement safeguards and procedures that are reasonably designed to prevent such information from being used, for any purpose other than in connection with the transactions contemplated by this Agreement.

          (e) Union shall cooperate, and shall cause its Subsidiaries, accountants, counsel and other representatives to cooperate, with First Charter and its accountants, counsel and other representatives, in connection with the preparation by First Charter of any applications and documents required to obtain the Approvals, which cooperation shall include providing all information, documents and appropriate representations as may be necessary in connection therewith.

          (f) From and after the date of this Agreement, each of First Charter and Union shall use its reasonable best efforts to satisfy or cause to be satisfied all conditions to their respective obligations under this Agreement. While this Agreement is in effect, neither First Charter nor Union shall take any actions, or omit to take any actions, which would cause this Agreement to become unenforceable in accordance with its terms.

      8.02 Registration Statement. First Charter shall (a) prepare and file the Registration Statement with the SEC as soon as is reasonably practicable, (b) use its best efforts to cause the Registration Statement to become effective, and (c) take any action required to be taken under any applicable state blue sky or securities laws in connection therewith. Union and its Subsidiaries shall furnish First Charter with all information concerning Union, its Subsidiaries and the holders of Union Common Stock as First Charter may reasonably request in connection with the foregoing and also shall promptly cooperate in the preparation of and file the Joint Proxy Statement with the FDIC.

      8.03 Shareholder Approvals. Each of First Charter and Union shall call a meeting of its respective shareholders to be held as soon as practicable for the purpose of voting upon the Merger and related matters. The respective Boards of Directors of First Charter and Union shall submit for approval of its shareholders the matters to be voted upon at the First Charter Shareholders' Meetings or the Union Shareholders' Meeting, as the case may be, and shall recommend approval of such matters and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approval. In this regard, by their execution of this Agreement, each member of the Board of Directors of Union agrees to vote in favor of the consummation of the Merger at the Union Shareholders' Meeting and to use his or her best efforts to obtain the approval of the Merger by the shareholders of Union.

      8.04 Press Releases. Prior to the public dissemination of any press release or other public disclosure of information about this Agreement, the Merger or any other transaction contemplated hereby, the parties to this Agreement shall mutually agree as to the form and substance of such release or disclosure.

      8.05 Notice of Defaults. Union shall promptly notify First Charter of (i) any material change in its business, operations or prospects, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threat of litigation involving such party, or (iv) any event or condition that might be reasonably expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time.

      8.06 Miscellaneous Agreements and Consents; Affiliates Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to cooperate and use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. First Charter and Union shall, and shall cause each of their respective Subsidiaries to, use their best efforts to effect all filings and obtain all Approvals necessary or, in the reasonable opinion of First Charter or Union, desirable for the consummation of the transactions contemplated by this Agreement, including without limitation the approvals of Federal Reserve Board, the FDIC and the Commission. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of First Charter shall be deemed to have been granted authority in the name of Union to take all such necessary or desirable action.

     Without limiting the foregoing, Union will, at the request of First Charter, take such actions as may be reasonably necessary to identify each of its "affiliates" for purposes of Rule 145 under the Securities Act and to cause each person so identified to deliver to First Charter within 10 days after the execution of this Agreement a written agreement in form and substance satisfactory to First Charter providing that such person shall not sell, pledge, transfer or otherwise dispose of any shares of Union Common Stock owned by such person prior to the Effective Time or any capital stock to be received by such person as part of the Merger Consideration except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least 30 days of combined operations of First Charter and Union shall have been published.

      8.07  Conversion of Stock Options.

          (a) At the Effective Time, all rights with respect to Union Common Stock pursuant to stock options ("Union Options") granted by Union under the Union Benefit Plans, which are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to First Charter Common Stock, and First Charter shall assume each Union Option, in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, and subject to the provisions of SECTION 3.01(C), (i) each Union Option assumed by First Charter may be exercised solely for shares of First Charter Common Stock, (ii) the number of shares of First Charter Common Stock subject to each Union Option shall be equal to the number of shares of Union Common Stock subject to such Union Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each such Union Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Union Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any Union Option which is an "incentive stock option," as defined in Section 422 of the Code.

          (b) Except as provided herein or as otherwise agreed in writing by the parties, (i) the provisions of the Union Stock Plans and any other plan, program or arrangement pursuant to which Union may, or may be required to, issue stock or stock-based compensation, shall be terminated by the Effective Time, and (ii) Union shall ensure that following the Effective Time no holder of Union Options or any participant in any Union Stock Plan shall have any right thereunder to acquire any equity securities of Union or any of its Subsidiaries.

      8.08 Certain Change of Control Matters. From and after the date hereof, Union shall take all action necessary so that the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will not (i) result in any payment (including without limitation severance, unemployment compensation, golden parachutes or otherwise) becoming due to any Employees under any Union Benefit Plan or otherwise,
(ii) increase any benefits otherwise payable under any Union Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

      8.09 Certain Actions. No party shall take any action which would adversely affect or delay the ability of either First Charter or Union to obtain any necessary approvals of any Regulatory Authority or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. No party shall take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

      8.10 Acquisition Proposals. Union shall not, and shall not permit its officers, directors and employees and any investment banker, attorney, accountant, or other agent retained by it or its Subsidiaries to, (i) initiate, encourage or solicit, directly or indirectly, the making of any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the business and properties or capital stock of Union or its Subsidiaries, whether by merger, consolidation or other business combination, purchase of securities or assets, tender offer or exchange offer or otherwise, or initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Proposal or (iii) enter into any agreements to effect an Acquisition Proposal. In the event Union receives an Acquisition Proposal or such discussions are sought to be initiated or continued with Union, it shall promptly inform First Charter as to the material terms thereof.

      8.11 Pooling Opinion. First Charter shall use its best efforts to obtain by the Effective Date the opinion of KPMG Peat Marwick, LLP, independent certified accountants for First Charter, to the effect that First Charter may account for the Merger as a pooling-of-interests, which opinion shall be updated to the Effective Time.

      8.12  Fairness Opinions.

          (a) Union shall use its best efforts to obtain by the date of the mailing of the Joint Proxy Statement an opinion of an investment banking or appraisal firm acceptable to Union and to First Charter to the effect that the Exchange Ratio is fair to Union's shareholders from a financial point of view.

          (b) First Charter shall use its best efforts to obtain by the date of the mailing of the Joint Proxy Statement an opinion of an investment banking or appraisal firm satis-factory to First Charter to the effect that the Exchange Ratio is fair to the shareholders of First Charter from a financial point of view.


      8.13 Employment Arrangements. First Charter agrees to provide the benefits provided in ANNEX I attached hereto.

      8.14 Insurance Continuation. First Charter shall use its reasonable efforts (and Union shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Union's existing directors' and officers' liability insurance policy (provided that First Charter may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Union given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that, in lieu of maintaining such insurance coverage, First Charter may agree to indemnify such covered persons against liabilities arising out of acts or omissions occurring at or prior to the Effective Time. If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds an amount equal to $20,000, First Charter shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to $20,000.

                           ARTICLE IX

                           CONDITIONS

      9.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of First Charter and Union to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) Shareholders of each of Union and First Charter shall have approved all matters relating to the Merger required under applicable law at their respective
     Shareholders' Meetings.

          (b) This Agreement, the Merger and the other transactions contemplated hereby shall have been approved by the Federal Reserve Board, the FDIC, the Commission and any other Regulatory Authorities whose approval is required for consummation of the transactions contemplated hereby, which approvals are subject to no conditions that in the judgment of First Charter would restrict it or its Subsidiaries or affiliates in their respective spheres of operations and business activities after the Effective Time.

          (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (d) Neither First Charter nor Union shall be subject to any active litigation which seeks any order, decree or injunction of a court or agency of competent jurisdiction to enjoin or prohibit the consummation of the Merger.

          (e) Each of First Charter and Union shall have received an opinion of Smith Helms Mulliss & Moore, L.L.P., tax counsel to First Charter, or other counsel to First Charter, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and no gain or loss will be recognized by the shareholders of Union to the extent that they receive solely First Charter Common Stock in exchange for their Union Common Stock in the Merger.

          (f) Each of First Charter and Union shall have received the fairness opinions contemplated by SECTION 8.12.

      9.02  Conditions to Obligations of Union to Effect the
Merger. The obligations of Union to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective
Time of the following additional conditions:

          (c)  Representations and Warranties.  The
     representations and warranties of First Charter set forth in
     ARTICLE VI hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and Union shall have received a certificate signed by the chairman and chief executive officer, executive vice president or other duly authorized officer of First Charter to that effect.

          (d) Performance of Obligations. First Charter shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Union shall have received a certificate signed by the chairman and chief executive officer, executive vice president or other duly authorized officer of First Charter to that effect.

          (e) Other Documents and Information. First Charter shall have provided Union true, correct and complete copies, certified as appropriate, of its Articles of Incorporation, Bylaws, resolutions, incumbency certificates and such other documents and information as may be reasonably requested by Union or its counsel.

          (f) Opinion of Counsel. Union shall have received a written opinion of counsel for First Charter, in form and substance reasonably satisfactory to and covering such matters as are reasonably requested by Union.

      9.03 Conditions to Obligations of First Charter to Effect the Merger. The obligations of First Charter to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a)  Representations and Warranties.  The
     representations and warranties of Union set forth in ARTICLE V hereof shall be true and correct in all material respects as of the date of this Agreement as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and First Charter shall have received a certificate signed by the chairman or the chief executive officer or other duly authorized officer of Union to that effect.

          (b) Performance of Obligations. Union shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and First Charter shall have received a certificate signed by the chairman or the chief executive officer or other duly authorized officer of Union to that effect.

          (c) Other Documents and Information. Union shall have provided First Charter true, correct and complete copies, certified as appropriate, of its Articles of Incorporation, Bylaws, resolutions, incumbency certificates and such other documents as may be reasonably requested by First Charter or its counsel.

          (d) Opinion of Counsel. First Charter shall have received a written opinion of counsel for Union in form and substance reasonably satisfactory to and covering such matters as are reasonably requested by First Charter.

          (e) Affiliates' Letters. First Charter shall have received the letters from all affiliates of Union as contemplated by SECTION 8.06 hereof.

          (f) Pooling Opinion. First Charter shall have received an opinion from KPMG Peat Marwick, LLP, to the effect that the Merger may be accounted for as a pooling-of-interests.

                            ARTICLE X

                           TERMINATION

      10.01 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Merger and the other transactions contemplated hereby by the shareholders of First Charter and Union or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual consent of the Board of Directors of First Charter and the Board of Directors of Union; or

          (b) by the Board of Directors of First Charter or the Board of Directors of Union if the Effective Time does not occur by June 30, 1996; or

          (c) by the Board of Directors of First Charter if the Federal Reserve Board, the FDIC, the Commission or any other applicable Regulatory Authority has approved the Merger subject to conditions that in the judgment of First Charter would restrict it or its Subsidiaries or affiliates in their respective spheres of operations and business activities after the Effective Time; or

          (d) by the Board of Directors of First Charter (if it is not in breach of any of its obligations hereunder) pursuant to notice in the event of a breach or failure by Union that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Union contained herein which has not been, or cannot be, cured within 30 days after written notice of such breach is given to Union; or

          (a) by the Board of Directors of Union (if it is not in breach of any of its obligations hereunder) pursuant to notice in the event of a breach or failure by First Charter that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by First Charter contained herein which has not been, or cannot be, cured within 30 days after written notice of such breach is given to First Charter; or

          (b) by the Board of Directors of Union, if the Average Price of First Charter Common Stock shall be less than $14.00 (unless the change in the Average Price is directly attributable to an increase, decrease or change in the number of outstanding shares of First Charter Common Stock due to a recapitalization, reclassification, stock dividend, stock split or reverse stock split, all without consideration, in which case such threshold price of First Charter Common Stock of $14.00 shall be appropriately and proportionately adjusted). "Average Price" shall mean the average of the daily Fair Market Value of First Charter Common Stock for the twenty consecutive trading days ending the date that is four business days before the Effective Time; or

          (c) by the Board of Directors of First Charter if First Charter determines that either (A) the stockholders' equity of Union is less than reported in the consolidated balance sheet as of June 30, 1995 of Union included in the Union Financial Statements, or (B) that the loan portfolio of Union presents a risk of noncollectibility unacceptable to First Charter.

      10.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to SECTION 10.01, this Agreement shall become void and have no effect, except that (i) the provisions of SECTION 8.01(D) and SECTION
11.01 shall survive any such termination and abandonment, and
(ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

      10.03 Non-Survival of Representations, Warranties and Covenants Following the Effective Time. Except for ARTICLES III and IV and SECTIONS 8.07 and 11.01, none of the respective representations, warranties, obligations, covenants and agreements of the parties shall survive the Effective Time.



                           ARTICLE XI

                       GENERAL PROVISIONS

      11.01 Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, except that First Charter and Union shall divide equally all printing expenses and filing fees incurred in connection with this Agreement, the Registration Statement and the Joint Proxy Statement.

      11.02 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder, and such Agreement supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any individual, corporation or other entity, other than First Charter, Union and the Interim Bank or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      11.03 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of First Charter and Union; provided, however, that the provisions hereof relating to the manner or basis in which shares of Union capital stock will be exchanged for the Merger Consideration shall not be amended after the First Charter Shareholders' Meeting or the Union Shareholders' Meeting without any requisite approval of the holders of the issued and outstanding shares of First Charter Common Stock or Union Common Stock, as the case may be, entitled to vote thereon.

      11.04 Waivers. Prior to or at the Effective Time, each of First Charter and Union shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation.

      11.05 No Assignment. None of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other person or entity. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.

      11.06 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage prepaid to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Union:                   Bank of Union
                         201 North Charlotte Avenue
                         Monroe, North Carolina 28110

                         Attention:  H. Clark Goodwin
                                     President

Copy to Counsel:         Ward and Smith, P.A.
                         Two Hannover Square, Suite 2400
                         Post Office Box 2091
                         Raleigh, North Carolina 27602

                         Attention:  Anthony Gaeta, Jr.

First Charter:           First Charter Corporation
                         22 Union Street North
                         Post Office Box 228
                         Concord, North Carolina 28026-0228

                         Attention:  Lawrence M. Kimbrough
                                     President

Copy to Counsel:         Smith Helms Mulliss & Moore, L.L.P
                         Post Office Box 31247
                         Charlotte, North Carolina 28231

                         Attention:  J. Richard Hazlett

      11.07 Specific Performance. The parties hereby acknowledge and agree that the failure of Union to fulfill any of its covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury to First Charter for which damages, even if available, will not be an adequate remedy. Accordingly, Union hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of Union's obligations or any arbitration award hereunder and to the granting by any such court of the remedy of the specific performance by Union hereunder.

      11.08 Arbitration. (A) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, NORTH CAROLINA LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES/ENDISPUTE, INC. ("JAMS"), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM UNDER THIS AGREEMENT IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (B) THE ARBITRATION SHALL BE CONDUCTED (1) IN THE CITY OF CHARLOTTE, NORTH CAROLINA OR (2) IN SUCH OTHER LOCATION AS AGREED BY THE PARTIES AND BY JAMS WHO WILL APPOINT AN ARBITRATOR; IF JAMS IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

     (C) ANY SERVICE OF PROCESS UNDER AN ARBITRATION OR ANY OTHER LEGAL PROCEEDING WILL BE DEEMED TO BE EFFECTIVE AS TO EITHER PARTY TO THIS AGREEMENT WHEN SUCH SERVICE OF PROCESS IS DELIVERED TO THE COUNSEL FOR THE RESPECTIVE PARTIES AS IDENTIFIED IN SECTION 11.06.

      11.09 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina.

      11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

      11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      11.12 Severability. In the event that any one or more of the provisions contained in this Agreement, or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     IN WITNESS WHEREOF, First Charter and Union have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         FIRST CHARTER CORPORATION


                         By:/s/Lawrence M. Kimbrough
                             President



                         BANK OF UNION


                         By:/s/H. Clark Goodwin
                             President


                         BOARD DIRECTORS OF BANK OF UNION



                    					/s/John A. Crook, Jr.
                         ______________________________(SEAL)
                         John A. Crook, Jr.


                        /S/ J. Earl Culbreth
                         ______________________________(SEAL)
                         J. Earl Culbreth


                   					/s/D. A. Davis
                         ______________________________(SEAL)
                         D. A. Davis


                    					/s/William C. Deskins
                         ______________________________(SEAL)
                         William C. Deskins


                   					/s/James B. Fincher
                         ______________________________(SEAL)
                         James B. Fincher


                   					/s/H. Clark Goodwin
                         ______________________________(SEAL)
                         H. Clark Goodwin


                   					/s/Earl J. Haigler
                         ______________________________(SEAL)
                         Earl J. Haigler


                   					/s/Frank H. Hawfield, Jr.
    	                    ______________________________(SEAL)
                         Frank H. Hawfield, Jr.


                    					/s/Charles E. Hulsey
                         ______________________________(SEAL)
                         Charles E. Hulsey


                   					/s/Callie F. King
                         ______________________________(SEAL)
                         Callie F. King


                   					/s/Joseph L. Little
                         ______________________________(SEAL)
                         Joseph L. Little


                   					/s/Fred C. Long
                         ______________________________(SEAL)
                         Fred C. Long


                   					/s/Jerry E. McGee
                         ______________________________(SEAL)
                         Jerry E. McGee


                   					/s/David C. McGuirt
                         ______________________________(SEAL)
                         David C. McGuirt


                    					/s/Lane D. Vickery
                         ______________________________(SEAL)
                         Lane D. Vickery


                         INTERIM BANK:_______________________



                         By:_________________________________
                              President

                             ANNEX I

                     EMPLOYMENT ARRANGEMENTS


     Immediately after the Effective Date, the following employee benefit arrangements will be provided:

     A.   CLARK GOODWIN

          (i) STOCK OPTION: First Charter will issue to Mr. Goodwin an option to purchase 15,000 shares of First Charter Common Stock at the market price as of the Effective Time. The option will be exercisable beginning six months from the date of grant and ratably over the years between the date of grant and his normal retirement date. The right to exercise the option will be cumulative over its lifetime. In the event that "pooling of interests" accounting treatment requires it, the grant may have to be subdivided into two grants. In such event, the second grant will follow the first as soon as possible.

          (ii) INCENTIVE COMPENSATION: Mr. Goodwin will be eligible to participate in the First Charter Executive Incentive Compensation Plan ("EICP") at the Executive Vice President level (30% of his current annual base salary). First Charter performance will determine the level of the EICP pool, and one-half of individual awards will be allocated based on First Charter performance and one-half will be discretionary and based on individual performance. Mr. Goodwin's individual goals would be based on the annual performance plan for Union as agreed to by Union and the First Charter Board of Directors.

               (iii) SUPPLEMENTARY RETIREMENT BENEFIT: First Charter will continue funding of Mr. Goodwin's current life insurance-based, supplementary retirement benefit through his normal retirement date at the current annual premium level of $7,800.

     B.   DAVID MCGUIRT

               (i) STOCK OPTION: First Charter will issue to Mr. McGuirt an option to purchase 8,000 shares of First Charter Common Stock at the market price at the Effective Time. The option will be exercisable beginning six months from the date of grant and ratably over five years from date of grant on a cumulative basis. The term of the option will be ten years.

               (ii) INCENTIVE COMPENSATION:  Mr. McGuirt will be
                    eligible to participate in the EICP at the Executive Vice President level (20% of his current annual base salary). First Charter performance will determine the level of the EICP pool, and one-half of individual awards will be allocated based on First Charter performance and one-half will be discretionary and based on individual performance. Mr. McGuirt's individual goals would be based on the annual performance plan for Union as agreed to by the Union and the First Charter Board of Directors.

               (iii) SUPPLEMENTARY RETIREMENT BENEFIT: First Charter will continue funding of his current live insurance-based, supplementary retirement benefit through his normal retirement date at the current annual premium level of $5,556.

     C.   JIM MATTHEWS

          STOCK OPTION: First Charter will issue to Mr. Matthews an option to purchase 5,000 shares of First Charter
          Common Stock at the market price at the Effective Time.

          The option will be exercisable beginning six months from the date of grant ratably over five years from date of grant on a cumulative basis. The term of the option will be ten years.

     D.   GENERAL:

               (i) AUTOMOBILES: Bank owned automobiles will be provided to Messrs. Goodwin and McGuirt through the term of their employment contracts. The existing Union policy concerning make, trade date, depreciation, personal use, etc. will apply.

               (ii) CLUB MEMBERSHIP DUES:  Rolling Hills Country
                    Club, Charlotte City Club, and Tower Club dues for Mr. Goodwin will continue to be reimbursed through normal retirement date. Rolling Hills Country Club dues for Mr. McGuirt will continue to be reimbursed along with comparable dues presently being paid or reimbursed for other Union officers. Reimbursement for entertainment and other business-related expenses will be provided under the then current First Charter policies and procedures.

               (iii)     VACATION BENEFIT:  Messrs. Goodwin and
                         Mcguirt will be entitled to 20 days of
                         paid vacation each calendar year.

               (iv) CONVENTIONS AND MEETINGS:  Messrs. Goodwin
                    and McGuirt will be entitled to attend
                    conventions and meetings of various state and national associations in line with the established practices of Union.

               (v)  AGE-WEIGHTED FORMULA FOR UNION RETIREMENT
                    PLAN:  Appropriate current or deferred
                    compensation adjustments will be made for Messrs. Goodwin and/or McGuirt if it is determined that their respective entitlements under the First Charter Retirement Plan are less than the Union Retirement Plan because of the "age-weighted" formula used under that plan.

               (vi) CONTINUATION OF DEPENDENT MEDICAL INSURANCE
                    COVERAGE FOR MRS. GOODWIN: First Charter will attempt to secure continuing dependent coverage under the then current First Charter group medical plan for Mr. Goodwin's wife following Mr. Goodwin's retirement at Mr. Goodwin's expense.